As filed with the Securities and Exchange Commission on
                         June 11, 1998
                                        Registration No. 333-
-----------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                       ----------------------
             POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                              TO
                           FORM S-4
                      REGISTRATION STATEMENT
                             UNDER
                    THE SECURITIES ACT OF 1933*
                       ----------------------
                       U.S. INDUSTRIES, INC.
                     (Formerly named USI, Inc.)
     (Exact name of registrant as specified in its charter)

               Delaware                      22-3568449
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)      Identification Number)


                     101 Wood Avenue South
                          P.O. Box 169
                 Iselin, New Jersey  08830-0169
                         (732) 767-0700
      (Address of principal executive offices) (Zip code)

        Amended U.S. Industries, Inc. Stock Option Plan
          U.S. Industries, Inc. Restricted Stock Plan
(formerly, the U.S. Industries, Inc. 1997 Restricted Stock Plan)
          U.S. Industries, Inc. 1986 Stock Option Plan
  (formerly, the Zurn Industries, Inc. 1986 Stock Option Plan)
          U.S. Industries, Inc. 1991 Stock Option Plan
  (formerly, the Zurn Industries, Inc. 1991 Stock Option Plan)
         U.S. Industries, Inc. 1996 Employee Stock Plan (formerly, the Zurn Industries, Inc. 1996 Employee Stock Plan)
     U.S. Industries, Inc. 1989 Directors Stock Option Plan
            (formerly, the Zurn Industries, Inc. 1989
                   Directors Stock Option Plan)
     U.S. Industries, Inc. 1995 Directors Stock Option Plan
            (formerly, the Zurn Industries, Inc. 1995
                   Directors Stock Option Plan)
                    (Full title of the plans)


                    George H. MacLean, Esq.
      Senior Vice President, General Counsel and Secretary
              101 Wood Avenue South, P.O. Box 169
                 Iselin, New Jersey  08830-0169
                         (732) 767-0700
     (Name, address, including zip code, and telephone number,
             including area code, of agent for service)
                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
 Title of        Amount       Proposed    Proposed     Amount of
securities       to be        maximum     maximum    registration
   to be       registered     offering   aggregate        fee
registered                     price      offering
                             per share     price
-----------------------------------------------------------------
Common Stock,
par value
$0.01 per
share               0 shares     $0         $0           $0

-----------------------------------------------------------------

  * This Post-Effective Amendment No. 1 covers 6,832,063 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock") which were originally registered on the Registration Statement on Form S-4, as amended (No. 333-47101) (the "Form S-4 Registration Statement") to which this is an amendment. See "Explanatory Note." The registration fee hereunder was paid at the original time of the filing of the Form S-4 Registration Statement.




















                        EXPLANATORY NOTE

     The Registrant hereunder, U.S. Industries, Inc., a Delaware corporation formerly named USI, Inc. (the "Company"), was organized for the purpose of becoming the parent corporation of USI Atlantic Corp., a Delaware corporation formerly named U.S. Industries, Inc. ("USI") and Zurn Industries, Inc., a Pennsylvania corporation ("Zurn") pursuant to the mergers of two wholly owned subsidiaries of the Company (the "Merger Subsidiaries") into USI and Zurn Industries, Inc. (the "Mergers"), which Mergers were consummated on June 11, 1998 (the "Effective Time"). At the Effective Time and as a result of the Mergers, (i) all outstanding options to acquire shares of USI common stock, par value $0.01, granted under the Amended U.S. Industries, Inc. Stock Option Plan and all outstanding options to acquire shares of Zurn common stock, par value $0.01, granted under the U.S. Industries, Inc. 1986 Stock Option Plan, the U.S. Industries, Inc. 1991 Stock Option Plan, the U.S. Industries, Inc. 1996 Employee Stock Plan, the U.S. Industries, Inc. 1989 Directors Stock Option Plan and the U.S. Industries, Inc. 1995 Directors Stock Option Plan, respectively, were converted into options to purchase shares of Common Stock, and (ii) all outstanding restricted shares of USI common stock granted under the U.S. Industries, Inc. Restricted Stock Plan and all outstanding restricted shares of Zurn common stock granted under the U.S. Industries, Inc. 1995 Directors Stock Option Plan were converted into shares of Common Stock in accordance with the terms and conditions of the Agreement and Plan of Merger dated February 16, 1998, among the Company, USI, Zurn and the Merger Subsidiaries, as amended March 31, 1998. Accordingly, the Company hereby amends the Form S-4 Registration Statement, as amended (No. 333-47101), which has been declared effective, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to an aggregate of 6,832,063 shares of Common Stock issuable in connection with the foregoing grants.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents By Reference.

     The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the
"Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

          (1) the description of the Common Stock of the Company contained in the Company's Current Report filed on Form 8-K as filed with the Commission pursuant to the Exchange Act on June 10, 1998, including any amendment or report filed for the purpose of updating such description; and

          (2) the Joint Proxy Statement/Prospectus dated May 13, 1998 (except with regard to the Opinions and Consents of Weil, Gotshal & Manges LLP and Jones, Day, Reavis & Pogue and the Consents of BT Wolfensohn and Credit Suisse First Boston including any references thereto) included in the Registration Statement on Form S-4 of the Company, as amended (No. 333-47101).

     The following documents previously filed by USI with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (1) the USI Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by a Form 10-K/A
(Amendment No. 1) dated May 11, 1998;

          (2) the USI Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, as amended by a Form 10-Q/A
(Amendment No. 1) dated May 11, 1998 and March 31, 1998; and

          (3)  the USI Current Reports on form 8-K dated December
18, 1997, February 18, 1998 and May 19, 1998.

     The following documents previously filed by Zurn with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (1) the Zurn Annual Report on Form 10-K for the year ended March 31, 1997;

          (2) the Zurn Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31,
1997; and

          (3)  the Zurn Current Reports on Form 8-K/A dated April
7, 1997 and on Form 8-K dated January 30, 1998 and February 16,
1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such document.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article XIV of the Company's By-Laws provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Company's Certificate of Incorporation contains such a provision and further provides that if Delaware law is amended thereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware law, as so amended.

     The Company's By-Laws authorize the Company to purchase insurance for directors, officers and employees of the Company, and persons who serve at the request of the Company as directors, officers, members, employees, fiduciaries or agents of other enterprises against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such persons against such liability under the By-Laws. The Company intends to maintain insurance coverage for its directors and officers under a directors and officer's liability insurance policy as well as coverage to reimburse the Company for potential costs of its indemnification of directors and officers.

     Item 7.  Exemption from Registration Claimed.

     Not applicable.

     Item 8.   Exhibits.

     4.1 Amended and Restated Certificate of Incorporation of the Company (incorporation by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the
Commission on June 11, 1998).

     4.2  Amended and Restated By-laws of the Company
(incorporation by reference to Exhibit 4.2 to the Company's
Registration Statement on Form S-8 filed with the Commission on June 11, 1998).

     5.1 Opinion of Weil, Gotshal & Manges LLP regarding the validity of the securities being registered (incorporation by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-4, as amended (No. 333-47101)).

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Ernst & Young LLP.

     23.3 Consent of Price Waterhouse LLP.

     23.4 Consent of Arthur Andersen LLP.

     23.5 Consent of Weil, Gotshal & Manges LLP (incorporation by reference to the consent included in the opinion filed as Exhibit
5.1 to the Company's Registration Statement on Form S-4, as amended (No. 333-47101)).

     24.1 Power of Attorney.

     Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on June 11, 1998.

                              U.S. INDUSTRIES, INC.


                              By:/s/ George H. MacLean
                              --------------------------------
                                   George H. MacLean
                                   Senior Vice President
                                   General Counsel and Secretary





























     Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                Title                    Date
     ---------                -----                    ----

David H. Clarke*         Chairman of the Board,   June 11, 1998
----------------------   Chief Executive Officer
David H. Clarke          and Director (Principal
                         Executive Officer)


John G. Raos*            President, Chief         June 11, 1998
----------------------   Operating Officer and
John G. Raos             Director


Frank R. Reilly*         Senior Vice President,   June 11, 1998
----------------------   Chief Financial Officer
Frank R. Reilly          and Director (Principal
                         Financial Officer)


James O'Leary*           Vice President-Corporate June 11, 1998
----------------------   Controller (Principal
James O'Leary            Accounting Officer)


Brian C. Beazer*         Director                 June 11, 1998
----------------------
Brian C. Beazer


Mark Vorder Breugge*     Director                 June 11, 1998
----------------------
Mark Vorder Breugge


William E. Butler*
----------------------   Director                 June 11, 1998
William E. Butler





John J. McAtee, Jr.*     Director                 June 11, 1998
----------------------
John J. McAtee, Jr.


The Hon. Charles H. Price II* Director            June 11, 1998
-----------------------------
The Hon. Charles H. Price II


Sir Harry Solomon*       Director                 June 11, 1998
----------------------
Sir Harry Solomon


Royall Victor III*       Director                 June 11, 1998
----------------------
Royall Victor III


Robert R. Womack*        Director                 June 11, 1998
----------------------
Robert R. Womack


*By George H. MacLean
    Attorney-in-fact


/s/ George H. MacLean
----------------------
    George H. MacLean
















                          Exhibit Index


Exhibit No.              Document
-----------              --------


  4.1 Amended and Restated Certificate of Incorporation of the Company (incorporation by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Commission on June 11, 1998).

  4.2     Amended and Restated By Laws of the Company
          (incorporation by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed with the Commission on June 11, 1998).

  5.1 Opinion of Weil, Gotshal & Manges LLP regarding the validity of the securities being registered
          (incorporation by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-4, as amended (No. 333-47101)).

  23.1    Consent of Ernst & Young LLP.

  23.2    Consent of Ernst & Young LLP.

  23.3    Consent of Price Waterhouse LLP.

  23.4    Consent of Arthur Andersen LLP.

  23.5 Consent of Weil, Gotshal & Manges LLP (incorporation by reference to the consent included in the opinion filed as Exhibit 5.1 to the Company's
          Registration Statement on Form S-4, as amended (No.
          333-47101)).

  24.1    Power of Attorney.